   As filed with the Securities and Exchange Commission on February 19, 1999

                                                           REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CD WAREHOUSE, INC.
            (Exact name of Registrant as specified in its charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                   5735                                                        73-11504999
(Primary Standard Industrial Classification Code Number)          (I.R.S. Employer Identification No.)

                              1204 Sovereign Row
                         Oklahoma City, Oklahoma 73108
                                (405) 949-2422
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

               CD WAREHOUSE, INC. AMENDED 1996 STOCK OPTION PLAN

                           (Full title of the plan)
                                                                    COPIES TO:
    JERRY W. GRIZZLE, PRESIDENT
President and Chief Executive Officer                        JEANETTE C. TIMMONS, ESQ.
        CD Warehouse, Inc.                       Day Edwards Federman Propester & Christensen, P.C.
        1204 Sovereign Row                                      2900 Oklahoma Tower
    Oklahoma City, Oklahoma 73108                                 210 Park Avenue
          (405) 949-2422                                     Oklahoma City, Oklahoma 73102
                                                                    (405) 239-2121

(Name, address, including zip code, and telephone number, including area code, of agents for service)


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

   TITLE OF EACH CLASS OF               AMOUNT TO BE    PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
 SECURITIES TO BE REGISTERED            REGISTERED (1)     PRICE PER SHARE             OFFERING PRICE (2)       REGISTRATION FEE (3)

====================================================================================================================================

Common Stock, $0.01 par value per share      600,000                (2)                     $5,035,656.2            $1,399.91
====================================================================================================================================


(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of (a) the aggregate number of shares of Common Stock which may be sold upon the exercise of options which have been previously granted as well as (b) the aggregate number of shares of Common Stock which may be sold upon the exercise of options which may hereafter be granted, under the CD Warehouse, Inc. 1996 Amended Stock Option Plan (the "Plan"). The calculation of the proposed maximum offering price, made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), was computed as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock as of a date February 16, 1999 within 5 business days prior to filing this Registration Statement.
(3) The registration fee was calculated pursuant to Rule 457(h) and Section 6(b) of the Securities Act of 1933, as amended, as $278 per $1 million, pro-rated for amounts less than $1 million.

================================================================================

                                 INTRODUCTION

          This Registration Statement on Form S-8 is filed by CD Warehouse, Inc., a Delaware corporation (the "Company," "CD Warehouse" or the "Registrant"), relating to an aggregate 600,000 shares of its common stock, par value $0.01 per share (the "Common Stock") issuable to eligible employees, officers, directors and advisors of the Company under the CD Warehouse, Inc. Amended 1996 Stock Option Plan (the "Plan").

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
          Part 1 of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
          Part 1 of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          (i) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

          (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 000-21887), filed with the Commission on December 17, 1996, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Company by Day, Edwards, Federman, Propester & Christensen, P.C. Bruce W. Day, General Counsel and Secretary of the Company, is a stockholder and director of Day, Edwards, Federman, Propester & Christensen, P.C. Mr. Day owns shares and options to purchase shares of Common Stock of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The General Corporation Law of the State of Delaware grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The Delaware statute also grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          The Delaware statute provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the statute, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually incurred by him in connection therewith.

THE COMPANY'S CHARTER AND BYLAW PROVISIONS

          Articles Nine and Eleven of the Registrant's Amended and Restated Certificate of Incorporation indemnify and exculpate the directors, officers, employees, and agents of the Registrant from and against certain liabilities. Article Nine provides that the Registrant shall indemnify to the full extent permitted under the General Corporation Law of the State of Delaware any director, officer, employee, or agent of the Registrant. Article Eleven provides that a director of the Registrant shall have no personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for acts or omissions specified in Section 174 of the General Corporation Law of the State of Delaware regarding the unlawful payment of dividends and the unlawful purchase or redemption of the Registrant's stock, and (d) for any transaction from which the director derived an improper personal benefit.

OTHER ARRANGEMENTS

          The Company maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Company, under certain circumstances, in the event that indemnification payments are made by the Company to such directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

          Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:


  Exhibit
  Number                          Name of Exhibit
  ------                          ---------------

     4.1  Amended and Restated Certificate of Incorporation (filed as Exhibit
          3.1 to the Company's Registration Statement on Form SB-2, file number 333-15139 and incorporated herein by reference)

     4.2 Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2, file number 333-15139 and incorporated herein by reference)

     4.3 Specimen Certificate of the Common Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2, file number 333-15139 and incorporated herein by reference)

     4.4  CD Warehouse, Inc. Amended 1996 Stock Option Plan

     5.1 Opinion of Day, Edwards, Federman, Propester & Christensen, P.C. as to the legality of the securities covered by the Registration Statement.

    23.1  Consent of Ernst & Young, LLP.

    23.2 Consent of Day Edwards Federman Propester & Christensen, P.C. (included in Exhibit 5.1).

    24.1  Powers of Attorney (contained on signature page hereto).

ITEM 9.   UNDERTAKINGS.

(1)       The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, CD Warehouse, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma, on the 17th day of February, 1999.

                              CD WAREHOUSE, INC.


                              By: /s/ Jerry W. Grizzle
                                  -----------------------------------------
                                      Jerry W. Grizzle
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry W. Grizzle and Doyle E. Motley, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the require of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           NAME                             TITLE                             DATE
           ----                             -----                             ----
/s/ Jerry W. Grizzle           President, Chief Executive Officer      February 17, 1999
---------------------
Jerry W. Grizzle               and Chairman of the Board
                               (Principal Executive Officer)

/s/ Gary D. Johnson            Executive Vice President, Chief
-------------------
Gary D. Johnson                Operating Officer and Director          February 18, 1999
                               (Principal Executive Officer)

/s/ Christopher M. Salyer      Director
-------------------------
Christopher M. Salyer                                                  February 17, 1999

/s/ Ronald V. Perry            Director
-------------------                                                    February 17, 1999
Ronald V. Perry

/s/ Robert O. McDonald         Director
----------------------
Robert O. McDonald                                                     February 17, 1999

/s/ Doyle E. Motley            Senior Vice President and Chief
-------------------
Doyle E. Motley                Financial Officer                       February 17, 1999
                               (Principal Financial and Accounting